UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 16, 2009, the board of directors (the “Board”) of Jabil Circuit, Inc. (the “Company”) accepted Laurence S. Grafstein’s resignation as a director of the Company that was submitted in connection with Mr. Grafstein’s recent change in employment. Mr. Grafstein’s resignation will be effective at the end of the Company’s current fiscal year, August 31, 2009.

(d) Also on July 16, 2009, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed David M. Stout to serve as a member of the Board, effective September 1, 2009. As of the date of filing this Current Report on Form 8-K, Mr. Stout has not yet been named to any of the Board’s committees. Because Mr. Grafstein currently serves on the Board’s Nominating and Corporate Governance Committee and the Board’s Compensation Committee, his resignation from the Board will create vacancies on these committees. While, as of the date of filing this Current Report on Form 8-K, the Board has not made a decision, it may decide in the future to appoint Mr. Stout to fill one or both of these vacancies.

As a result of his appointment to the Board, Mr. Stout will receive the same cash compensation that non-employee members of the Board receive, which is currently: (i) $58,000 in annual compensation, payable quarterly and (ii) reimbursement of expenses incurred in connection with attendance at Board meetings. If Mr. Stout is appointed to one or more of the Board’s committees, then he will receive the cash compensation that the Board’s non-employee members currently receive for such service. In addition, in October 2009, the Board, along with its Nominating and Corporate Governance Committee and Compensation Committee, will consider whether to grant annual equity-based awards to the non-employee members of the Board (each such non-employee director received a restricted stock award of 16,475 shares in October 2008, 1/8th of which vest every six months) and may establish the cash compensation for the service of non-employee directors on the Board and its committees for the coming fiscal year.

Other than the compensation from the registrant set forth in the preceding paragraph, no arrangement or understanding exists between Mr. Stout and any other persons, pursuant to which Mr. Stout was elected as a director. In addition, no related party transactions involving Mr. Stout that are reportable under Item 404(a) of Regulation S-K exist.

Item 7.01	Regulation FD Disclosure.

On July 22, 2009, the Company issued a press release announcing the resignation of Mr. Grafstein from, and the appointment of Mr. Stout to, the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release dated July 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC.
(Registrant)

July 22, 2009	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer